                                                                   EXHIBIT 10.11

                          LOAN MODIFICATION AGREEMENT


BETWEEN: Watchguard Technologies, Inc., a Delaware corporation ("Borrower"), whose address is 316 Occidental Avenue South, Suite 300, Seattle, WA 98104;


AND: Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054;

DATE:     May 26, 1999


     This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

     1. Background. Borrower entered into a Loan and Security Agreement with Silicon in August, 1997, an Amended and Restated Loan and Security Agreement dated as of March 20, 1998 and a Loan Modification Agreement dated as of September, 1998 (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

     Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as amended prior to the date of this Agreement.

     2.   Modifications to Loan Agreement and Schedule.

          2.1. The Schedule to the Loan Agreement is hereby deleted and replaced by the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement.

     3. Conditions Precedent. This Loan Modification Agreement shall not take effect until Borrower delivers to Silicon (i) a Certified Resolution of Borrower, (ii) such other documents as Silicon shall reasonably require to give effect to the terms of this Loan Modification Agreement, and (iii) payment for all fees and expenses associated with the modifications, including, but not limited to, all outstanding legal fees.

     4. No Other Modifications. Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. Except as provided in the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement, no maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     5.   Representations and Warranties.

          5.1. The Borrower represents and warrants to Silicon that the execution, delivery and

Page 1 - LOAN MODIFICATION AGREEMENT
     performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

     5.2. The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

                                        Borrower:

                                             WATCHGUARD TECHNOLOGIES, INC.


                                             By:     /s/ Steven N. Moore
                                             Title:  CFO


                                        Silicon:

                                             SILICON VALLEY BANK


                                             By:     [signature illegible]
                                             Title:  Vice President

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

         AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT


Borrower:  WatchGuard Technologies, Inc.

Date:      May 26, 1999


SECURED BRIDGE LOAN FACILITY

Credit Limit:    This Bridge Loan shall be available in two tranches:

                 1. "Tranche One" in the amount of $1,000,000 shall be available immediately upon closing of this Loan Modification; and

                 2. "Tranche Two" in the amount of $1,250,000 shall be available upon receipt of comments from the Securities and Exchange Commission regarding Borrower's registration statement, provided that such comments are deemed satisfactory to Silicon, in its sole discretion.

                 This is a revolving credit facility and Borrower may borrow, repay and re-borrow under this facility so long as the amount outstanding does not exceed the credit limit, the Borrower is not in default, and the facility has not matured.

Interest Rate:   The interest rate applicable to this Loan shall be a rate equal to the "Prime Rate" in effect from time to time, plus 2.00%.
                 Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:  1.5% of each tranche funded ($33,750 in the aggregate), with such amount to be due and payable in full upon the initial advance under each tranche.

Maturity Date:   The earlier of (i) two (2) business days after the date of closing and funding of Borrower's initial public offering
                 ("IPO"), or (ii) ninety (90) days from the date of execution of this Loan Modification Agreement.

Warrants:        A warrant to purchase common shares in the following amounts:
                 (i) 2,250 shares to be granted, contemporaneous with "Tranche
                 One" at either the IPO price, or, if the IPO is not closed by July 31, 1999, the current option price; and (ii) 2,750 shares to be granted, contemporaneous with "Tranche Two: at either the IPO price, or, if the IPO is not closed by July 31, 1999, the current option price. If this Secured Bridge Loan Facility is not paid in full by the Maturity Date, in addition to any other remedies Silicon may have, Silicon shall receive an additional warrant to purchase 1,000 shares for the "Tranche One" loan, and if "Tranche Two" is utilized, an additional 1,250 shares, with all post-maturity warrants priced at either the IPO price per share, or, if the IPO does not close by July 31, 1999, the current option price per share. Borrower shall exercise and deliver such warrant to Silicon

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

                 upon execution of the Loan Modification Agreement, and it shall be returned to Borrower unexercised if the Secured Bridge Loan Facility is paid in full by the Maturity Date.


SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

Credit Limit:    An amount not to exceed the lesser of: (i) $3,500,000 at any one time outstanding; or (ii) the amount of the "Borrowing
                 Base," as defined below. The maximum amount as provided in (i) above shall be increased to $4,500,000 upon closing of Borrower's initial public offering ("IPO"). ("Closing," for purposes of this Agreement, shall mean the date upon which the proceeds of Borrower's IPO are disbursed to Borrower.) For purposes of this Schedule, the "Borrowing Base" shall mean (i)
                 75% of the Net Amount of Borrower's eligible domestic accounts receivable, and (ii) 50% of the Net Amount of Borrower's eligible foreign accounts receivable. With respect to Borrower's accounts, "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                 Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts in which Silicon does not have a first priority, perfected security interest; accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States, accounts owing from governmental agencies, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of the Borrower, and accounts owing from an account debtor to whom the Borrower is or may be liable for goods purchased from such account debtor or otherwise. Accounts owing from About Communications, Data Construction, Wick Hill (operations in France, Germany, and Great Britain), Otsuka Shokai, and Unitech shall be eligible as foreign accounts receivable for Borrowing Base purposes, subject to an advance rate of 50%. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing.

Interest Rate:   The interest rate applicable to this Loan shall be a rate equal to the "Prime Rate" in effect from time to time, plus 0.50% per annum.

                 Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Commitment Fee:  $5,000, which is fully earned and payable at closing.


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

Maturity Date:   September 30, 1999, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.


SECURED EQUIPMENT TERM LOAN

Credit Limit:    An initial amount not to exceed the lesser of (i) $250,000 at any one time outstanding; or (ii) the amount of the "Equipment
                 Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" meant 80% of the invoice value of equipment purchased by Borrower. Silicon had no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts were identified on the invoices submitted to Silicon. Equipment included in the Equipment Borrowing Base was required to be new equipment, at the time of purchase by Borrower, owned by Borrower, in good working order, was required to be subject to any liens in favor of any person or entity other than Silicon, and was required to be subject to a first priority, perfected security interest in favor of Silicon. Silicon had no obligation to make advances against non-standard equipment, such as tooling, software and custom equipment. Silicon had no obligation to make advances on this Secured Equipment Term Loan after March 5, 1998. The Borrower's indebtedness to Silicon with respect to this Secured Equipment Term Loan shall be evidenced by this Schedule and the Loan Agreement, not by a separate promissory note unless required by Silicon. There was approximately $164,500 in principal outstanding under this facility as of March 31, 1999.

                 Borrower shall not have the right to reborrow any amount on this Secured Equipment Term Loan that has been repaid by Borrower. The unpaid principal balance owing on this Secured Equipment Term Loan at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

Purpose: Borrowers used the proceeds of this Secured Equipment Term Loan to finance the purchase of new equipment.

Interest Rate:   The interest rate applicable to the Secured Equipment Term Loan shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 1.5% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Amortization:    Borrower shall pay Silicon monthly payments of interest only on the last day each month. In addition, Borrower shall pay
                 Silicon on the last day of each month, commencing with April 5, 1998, the amount necessary to repay fully the amount of the Secured Equipment Term Loan in 36 equal monthly payments.

Maturity Date:   March 5, 2001, at which time all unpaid principal and accrued but unpaid interest, fees and other charges shall be due and payable.

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

Commitment
Fee:             No new fee.


SECURED EQUIPMENT TERM LOAN NO. 2

Credit Limit:    An initial amount not to exceed the lesser of (i) $500,000 at any one time outstanding; or (ii) the amount of the "Equipment
                 Borrowing Base", as defined below. For purposes of this Schedule, the "Equipment Borrowing Base" meant 90% of the invoice value of equipment purchased by Borrower. Silicon had no obligation to advance against taxes, freight charges, installation charges or other similar amounts relating to Borrower's equipment, whether or not such amounts were identified on the invoices submitted to Silicon. However, in the case of the $140,000 ONYX System purchase, the Equipment
                 Borrowing Base included software, installation and costs.
                 Equipment included in the Equipment Borrowing Base was required to be new equipment at the time of purchase by Borrower, owned by Borrower, in good working order, not subject to any liens in favor of any person or entity other than Silicon, and subject to a first priority, perfected security interest in favor of Silicon. Silicon had no obligation to make advances against non-standard equipment, such as tooling, software and custom equipment. Silicon had no obligation to make advances on this Secured Equipment Term Loan No. 2 after December _____, 1998.
                 The Borrower's indebtedness to Silicon with respect to this Secured Equipment Term Loan No. 2 shall be evidenced by this
                 Schedule and the Loan Agreement, not by a separate promissory note unless required by Silicon. There was approximately
                 $419,800 in principal outstanding under this facility as of March 31, 1999.

                 Borrower shall not have the right to reborrow any amount on this Secured Equipment Term Loan No. 2 that has been repaid by Borrower. The unpaid principal balance owing on this Secured Equipment Term Loan No. 2 at any time may be evidenced by Silicon's internal records, including daily computer print-outs (which Silicon shall provide to Borrower periodically).

Purpose: Borrowers used the proceeds of this Secured Equipment Term Loan No. 2 to finance the purchase of new equipment.

Interest Rate:   The interest rate applicable to the Secured Equipment Term Loan
                 No. 2 shall be a rate equal to the "Prime Rate" (as defined above) in effect from time to time, plus 1.00% per annum.
                 Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Amortization:    Borrower shall pay Silicon monthly payments of interest only on the last day each month. In addition, Borrower shall pay
                 Silicon on the last day of each month, commencing with January
                 31, 1999, the amount necessary to repay fully the amount of the Secured Equipment Term Loan No. 2 in 36 equal monthly payments.

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Maturity Date:   December 31, 2001, at which time all unpaid principal and
                 accrued but unpaid interest, fees and other charges shall be due and payable.

Commitment
Fee:             No new fee.

Prior Names of
Borrower:        See attached Exhibit B

Trade Names of
Borrower:        See attached Exhibit B

Trademarks of
Borrower:        See attached Exhibit B

Other Locations
and Addresses:   See attached Exhibit B

Material Adverse
Litigation:      See attached Exhibit B

Financial
Covenants:       The Borrower shall at all times, beginning upon the earlier of
                 (i) July 31, 1999, or (ii) the Closing of Borrower's IPO, comply with all of the following covenants, all of which shall be determined and measured on a monthly basis in accordance with generally accepted accounting principles, on a consolidated basis with any subsidiary of Borrower, except as otherwise stated below:

Tangible Net
Worth: Borrower shall at all times maintain a Tangible Net Worth of not less than $4,000,000.

Profitability:   Borrower shall not incur a loss (as defined below) in excess of
                 $1,500,000 for each month. For purposes of this paragraph, "loss" means net income after taxes of less than $0.00, as reported on Borrower's financial statements.

Quick Ratio:     Borrower shall maintain a ratio of Quick Assets (defined below)
                 to current liabilities less deferred revenue of not less than 1.50:1.0.

Liquidity:       Borrower shall at all times maintain a minimum Term Liquidity
                 Coverage of at least 1.75:1.0.

Definitions:     "Quick Assets" means cash on hand or on deposit in banks,
                 readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard &
                 Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

Page 5 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT
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                 "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

                 "Term Liquidity coverage" means (a) cash + cash equivalents (readily marketable securities issued by the United States, readily marketable commercial paper rated "A-I" by Standard & Poors Corporation or a similar rating by a similar rating organization, certificates of deposit and banker's acceptances) + availability under the Secured Accounts Receivable Line of Credit divided by (b) the outstanding Secured Equipment Term Loan and Secured Equipment Term Loan No. 2 balances.

Other Covenants: Borrower shall at all times comply with all of the following additional covenants:

                 Banking Relationship. Borrower and its subsidiaries shall at all times maintain their primary banking relationship with Silicon. Neither Borrower nor its subsidiaries shall establish any deposit accounts of any type with any bank or other financial institution other than Silicon without Silicon's prior written consent.

                 Financial Statements and Reports.  The Borrower shall provide
                 Silicon: (a) within 30 days after the end of each month, a monthly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (b) within twenty business days after the end of each month, an accounts receivable aging report, an accounts payable aging report, and an inventory schedule in such form as Silicon shall reasonably specify; (c) within five business days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower; (d) within 30 days after the end of each month, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, setting forth calculations showing compliance (at the end of each such calendar month) with the financial covenants set forth on the Schedule, and certifying that throughout such month the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; and (e) within 90 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants.

Conditions to
Closing: Without in any way limiting the discretionary nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1.   Loan Documents:

Page 6 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

                 Silicon shall have received this Agreement, the Schedule, a Warrant in a form satisfactory to Silicon, executed by the Borrower, and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2.   Documents Relating
     to Authority, Etc.:

                 Silicon shall have received each of the following in form and substance satisfactory to it:

                 (a) Certified Copies of the Articles of Incorporation and Bylaws of the Borrower;

                 (b) A Certificate of Good Standing issued by the Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

                 (c) A certified copy of a Resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

                 (d) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

3.   Perfection and
     Priority of Security:

                 Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include, without limitation, a certificate from the appropriate state agencies showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral.

4.   Insurance:  Silicon shall have received evidence satisfactory to it that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5.   Other Information:

                 Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

                 Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its sole discretion.

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

     Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                                        Borrower:

                                        WATCHGUARD TECHNOLOGIES, INC.


                                        By:     /s/  Steven M. Moore
                                        Title:  CFO


                                        Silicon:

                                        SILICON VALLEY BANK


                                        By:     [signature illegible]
                                        Title:  Vice President


Page 8 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                   EXHIBIT A

                           BORROWING BASE CERTIFICATE

-------------------------------------------------------------------------------------------------------------------
Borrower: WatchGuard Technologies, Inc.                                     Lender: Silicon Valley Bank
          316 Occidental Avenue South, Suite 300                                    3003 Tasman Drive
          Seattle, WA 98104                                                         Santa Clara, CA  95054
Commitment Amount:
-------------------------------------------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of _______                                         $__________
2.   Additions (please explain on reverse)                                                $__________
3.   TOTAL ACCOUNTS RECEIVABLE                                                            $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
 4.  Amounts over 90 days due                                 $__________
 5.  Balance of 50% over 90 day accounts                      $__________
 6.  Credit balances                                          $__________
 7.  Concentration Limits                                     $__________
 8.  Foreign Accounts                                         $__________
 9.  Governmental Accounts                                    $__________
10.  Contra Accounts                                          $__________
11.  Promotion or Demo Accounts                               $__________
12.  Intercompany/Employee Accounts                           $__________
13.  Other (please explain on reverse)                        $__________
14.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                 $__________
15.  Eligible Accounts (#3 minus #14)                                                     $__________
16.  LOAN VALUE OF ACCOUNTS (75% of #15)                                                  $__________

BALANCES
17.  Maximum Loan Amount                                      $__________
18.  Total Funds Available [Lesser of #17 or #16]                                         $__________
19.  Present balance owing on Line of Credit                  $__________
20.  RESERVE POSITION (#18 minus #19)                                                     $__________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

WATCHGUARD TECHNOLOGIES, INC.

By:__________________________

Name:________________________

Title:_______________________

                                   Exhibit B
                                   ---------


Tradenames
----------

WatchGuard Technologies (registered, waiting for final notification) WatchGuard Firebox (accepted and reviewed, waiting for final notification)

Prior Names
-----------

Seattle Software Labs

Trademarks
----------

[WatchGuard Logo]


Other Locations and Addresses
-----------------------------

None

Material Adverse Litigation
---------------------------

None

                                      -2-